Exhibit (d)
COMMON STOCK

Number *_________*	Shares *_________*
SEE REVERSE FOR IMPORTANT
NOTICE AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY	CUSIP 48660Q 10 2
KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
a Corporation Formed Under the Laws of the State of Maryland
     THIS CERTIFIES THAT **______________________________**
is the owner of **________________________**
fully paid and nonassessable shares of Common Stock, $.001 par value per share, of Kayne Anderson Energy Development Company
(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     In witness whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.
DATED _____________________
Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
               (New York, New York)
                         Transfer Agent
               and Registrar

By:

	Authorized Signature	Secretary	President

IMPORTANT NOTICE
     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT		Custodian

TEN ENT	-	as tenants by the entireties		(Custodian)		(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act of

(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, _____________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(Please Insert Social Security or other Identifying Number of Assignee)

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
_______________________________________ shares of Common Stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.
Dated _____________________

NOTICE: The Signature To This Assignment Must Correspond With
                 The Name As Written Upon The Face Of The Certificate In
                 Every Particular, Without Alteration Or Enlargement Or Any
                 Change.
Signature(s) Guaranteed:

The Signature(s) Must Be Guaranteed By An Eligible Guarantor Institution (Banks,
Stockbrokers, Savings and Loan Associations and Credit Unions with Membership In An
Approved Signature Guarantee Medallion Program), Pursuant to S.E.C. Rule 17Ad-15.